EXHIBIT 32

CERTIFICATION
PURSUANT TO 18 U.S.C. §1350

In connection with the report on Form 10-Q of Janel World Trade, Ltd. for the third fiscal quarter ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the registrant certifies pursuant to 18 U.S.C. Section 1350 that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: August 15, 2006	/s/ James N. Jannello
James N. Jannello, Executive Vice President and Chief Executive Officer

Dated: August 15, 2006	/s/ Stephan P. Cesarski President and Chief Operating Officer

Dated: August 15, 2006	/s/Linda Bieler Controller and Chief Financial and Accounting Officer